Exhibit 99.1

FleetCor Reports Second Quarter 2013 Financial Results

Adjusted Net Income Per Share Grows 35%

FleetCor Raises 2013 Guidance

NORCROSS, Ga., August 1, 2013 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its second quarter ended June 30, 2013.

“We are extremely pleased with our second quarter results which include adjusted revenue growth of 31% and adjusted net income per share growth of 35%,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “We are also delighted to announce the signing of two new partner agreements, Husky Oil of Canada and Visa Europe, along with an expansion of our Shell relationship to the U.S.”

Financial Results for Second Quarter 2013:

GAAP Results

•	Total revenues increased 29% to $220.9 million compared to $171.8 million last year

•	Net income increased 34% to $73.1 million compared to $54.4 million last year

•	Net income per diluted share increased 36% to $0.87 compared to $0.63 last year

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 31% to $201.3 million compared to $154.2 million last year

•	Adjusted net income[1] increased 33% to $84.0 million compared to $63.0 million last year

•	Adjusted net income per diluted share[1] increased 35% to $1.00 compared to $0.73 last year

2013 Outlook:

FleetCor Technologies, Inc. is raising its financial guidance for 2013 as follows:

•	Revenues, net between $825 million and $835 million, up from our previous guidance range of $810 million to $820 million

•	Adjusted net income between $322 million and $327 million, up from our previous guidance range of $310 million to $320 million; and

•	Adjusted net income per diluted share between $3.82 and $3.87, up from our previous guidance range of $3.70 to $3.80

The Company’s full-year guidance assumptions for the remainder of 2013 are as follows:

•	Fuel prices and foreign exchange rates at July levels

•	Market spreads equal to historical levels

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

1

•	Full year tax rate of 30.0%

•	Fully diluted shares outstanding of 84.7 million shares

•	No impact related to acquisitions or material new partnership agreements not already disclosed

“Given our strong second quarter results and business trends, we are raising our financial guidance for 2013, despite the greater than expected currency headwinds,” said Eric Dey, chief financial officer, FleetCor Technologies, Inc. “Also, our updated financial guidance represents a 29% increase in adjusted net income per diluted share versus prior year.”

Conference Call

The Company will host a conference call to discuss second quarter 2013 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-4776, or for international callers (480) 629-9714. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4631420. The replay will be available until August 8, 2013. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, assumptions underlying financial guidance, and expectations regarding recent deals. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c)

2

amortization of the premium recognized on the purchase of receivables, and (d) loss on the early extinguishment of debt. EBITDA is calculated as net income as reflected in our income statement, adjusted to eliminate (a) interest expense, (b) tax expense, (c) depreciation of long-lived assets (d) amortization of intangible assets and (e) other (income) expense, net. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. The company uses EBITDA as a basis to evaluate our operating performance net of the impact of certain items during the period. We believe that EBITDA may be useful to investors for understanding our operating performance on a consistent basis. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues, adjusted net income, and EBITDA:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income and EBITDA are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, Australia and New Zealand. For more information, please visit www.fleetcor.com.

Contact:

Investor Relations

investor@fleetcor.com

(770) 729-2017

3

FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$220,869	$171,820	$414,520	$317,985

Expenses:
Merchant commissions	19,555	17,651	33,416	28,044
Processing	32,010	27,014	61,953	52,593
Selling	13,386	10,274	25,090	20,449
General and administrative	30,954	23,824	60,215	47,647
Depreciation and amortization	15,890	11,609	30,519	23,329

Operating income	109,074	81,448	203,327	145,923

Other (income) expense, net	(6)	(66)	286	522
Interest expense, net	3,756	2,818	7,204	6,381

Total other expense	3,750	2,752	7,490	6,903

Income before income taxes	105,324	78,696	195,837	139,020
Provision for income taxes	32,225	24,295	58,076	42,540

Net income	$73,099	$54,401	$137,761	$96,480

Basic earnings per share	$0.90	$0.65	$1.69	$1.16
Diluted earnings per share	$0.87	$0.63	$1.64	$1.13

Weighted average shares outstanding:
Basic shares	81,573	83,294	81,398	82,929
Diluted shares	84,461	85,737	84,212	85,451

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	June 30, 2013	December 31, 2012*
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$292,905	$283,649
Restricted cash	48,474	53,674
Accounts receivable (less allowance for doubtful accounts of $20,240 and $19,463 respectively)	627,675	525,441
Securitized accounts receivable - restricted for securitization investors	402,000	298,000
Prepaid expenses and other current assets	27,122	28,126
Deferred income taxes	7,642	6,464

Total current assets	1,405,818	1,195,354

Property and equipment	101,373	93,902
Less accumulated depreciation and amortization	(54,719)	(48,706)

Net property and equipment	46,654	45,196

Goodwill	994,648	926,609
Other intangibles, net	515,702	463,864
Other assets	50,267	90,847

Total assets	$3,013,089	$2,721,870

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$528,161	$418,609
Accrued expenses	65,865	75,812
Customer deposits	158,459	187,627
Securitization facility	402,000	298,000
Current portion of notes payable and other obligations	146,091	162,174

Total current liabilities	1,300,576	1,142,222

Notes payable and other obligations, less current portion	485,997	485,217
Deferred income taxes	176,502	180,609

Total noncurrent liabilities	662,499	665,826

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.001 par value; 475,000,000 shares authorized, 117,444,296 shares issued and 81,709,804 shares outstanding at June 30, 2013; and 475,000,000 shares authorized, 116,772,324 shares issued and 81,037,832 shares outstanding at December 31, 2012	117	116
Additional paid-in capital	574,602	542,018
Retained earnings	888,458	750,697
Accumulated other comprehensive loss	(37,500)	(3,346)

Less treasury stock, 35,734,492 shares at June 30, 2013 and December 31, 2012	(375,663)	(375,663)

Total stockholders’ equity	1,050,014	913,822

Total liabilities and stockholders’ equity	$3,013,089	$2,721,870

*	Derived from the audited December 31, 2012 Balance Sheet.

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Six Months Ended June 30,
	2013	2012
	(Unaudited)
Operating activities
Net income	$137,761	$96,480
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	8,054	6,288
Stock-based compensation	8,059	7,793
Provision for losses on accounts receivable	9,199	10,953
Amortization of deferred financing costs	1,593	1,051
Amortization of intangible assets	19,239	14,357
Amortization of premium on receivables	1,632	1,633
Deferred income taxes	(2,598)	(167)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	5,199	5,635
Accounts receivable	(190,998)	(117,325)
Prepaid expenses and other current assets	1,392	2,808
Other assets	39,322	(42,268)
Excess tax benefits related to stock-based compensation	(12,016)	(14,750)
Accounts payable, accrued expenses and customer deposits	56,874	(9,286)

Net cash provided by (used in) operating activities	82,712	(36,798)

Investing activities
Acquisitions, net of cash acquired	(156,956)	(35,490)
Purchases of property and equipment	(10,108)	(8,431)

Net cash used in investing activities	(167,064)	(43,921)

Financing activities
Excess tax benefits related to stock-based compensation	12,016	14,750
Proceeds from issuance of common stock	12,511	11,584
Borrowings on securitization facility, net	104,000	45,000
Deferred financing costs paid	(1,967)	(795)
Principal payments on notes payable	(14,375)	(7,500)
Payments on US revolver	(70,000)	(185,000)
Borrowings from US revolver	55,000	145,000
Borrowings on swing line of credit, net	—	26,862
Borrowings from foreign revolver	26,895	—
Payments on foreign revolver	(13,821)	—
Other	(175)	—

Net cash provided by financing activities	110,084	49,901

Effect of foreign currency exchange rates on cash	(16,476)	1,238

Net increase (decrease) in cash and cash equivalents	9,256	(29,580)
Cash and cash equivalents, beginning of year	283,649	285,159

Cash and cash equivalents, end of year	$292,905	$255,579

Supplemental cash flow information
Cash paid for interest	$8,262	$7,209

Cash paid for income taxes	$60,120	$24,164

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues, net	$220,869	$171,820	$414,520	$317,985
Merchant commissions	19,555	17,651	33,416	28,044

Total adjusted revenues	$201,314	$154,169	$381,104	$289,941

The following table reconciles net income to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$73,099	$54,401	$137,761	$96,480
Provision for income taxes	32,225	24,295	58,076	42,540
Interest expense, net	3,756	2,818	7,204	6,381
Depreciation and amortization	15,890	11,609	30,519	23,329
Other (income) expense, net	(6)	(66)	286	522

EBITDA	$124,964	$93,057	$233,846	$169,252

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$73,099	$54,401	$137,761	$96,480

Stock based compensation	3,897	3,960	8,059	7,793
Amortization of intangible assets	10,217	7,081	19,239	14,357
Amortization of premium on receivables	816	817	1,632	1,633
Amortization of deferred financing costs	833	541	1,593	1,051

Total pre-tax adjustments	15,763	12,399	30,523	24,834

Income tax impact of pre-tax adjustments at the effective tax rate	(4,823)	(3,828)	(9,052)	(7,599)

Adjusted net income	$84,039	$62,972	$159,232	$113,715

Adjusted net income per diluted share	$1.00	$0.73	$1.89	$1.33

Diluted shares	84,461	85,737	84,212	85,451

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
NORTH AMERICA
- Transactions	41,138	39,336	1,802	4.6%	79,400	76,001	3,399	4.5%
- Revenues, net per transaction	$2.90	$2.73	$0.17	6.2%	$2.77	$2.50	$0.27	10.8%
- Revenues, net	$119,486	$107,286	$12,200	11.4%	$220,080	$190,098	$29,982	15.8%
INTERNATIONAL
- Transactions	37,836	34,903	2,933	8.4%	73,734	70,112	3,622	5.2%
- Revenues, net per transaction	$2.68	$1.85	$0.83	44.9%	$2.64	$1.82	$0.82	45.1%
- Revenues, net	$101,383	$64,534	$36,849	57.1%	$194,440	$127,887	$66,553	52.0%
FLEETCOR CONSOLIDATED REVENUES
- Transactions	78,974	74,239	4,735	6.4%	153,134	146,113	7,021	4.8%
- Revenues, net per transaction	$2.80	$2.31	$0.49	21.2%	$2.71	$2.18	$0.53	24.3%
- Revenues, net	$220,869	$171,820	$49,049	28.5%	$414,520	$317,985	$96,535	30.4%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions	78,974	74,239	4,735	6.4%	153,134	146,113	7,021	4.8%
- Adjusted Revenues per transaction	$2.55	$2.08	$0.47	22.6%	$2.49	$1.98	$0.51	25.8%
- Adjusted Revenues	$201,314	$154,169	$47,145	30.6%	$381,104	$289,941	$91,163	31.4%

[1]

Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

Sources of Revenue3

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
Revenue from customers and partners	50.9%	38.5%	12.4%	32.2%	51.1%	43.4%	7.7%	17.7%
Revenue from merchants and networks	49.1%	61.5%	-12.4%	-20.2%	48.9%	56.6%	-7.7%	-13.6%

Revenue tied to fuel-price spreads	18.7%	23.5%	-4.8%	-20.4%	17.4%	19.7%	-2.3%	-11.7%
Revenue influenced by absolute price of fuel	19.6%	21.5%	-1.9%	-8.8%	20.1%	20.4%	-0.3%	-1.5%
Revenue from program fees, late fees, interest and other	61.7%	55.0%	6.7%	12.2%	62.5%	59.9%	2.6%	4.3%

[3]	Expressed as a percentage of consolidated revenue.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues, net:
North America	$119,486	$107,286	$220,080	$190,098
International[1]	101,383	64,534	194,440	127,887

	$220,869	$171,820	$414,520	$317,985

Operating income:
North America	$60,103	$53,598	$109,529	$91,711
International[1]	48,971	27,850	93,798	54,212

	$109,074	$81,448	$203,327	$145,923

Depreciation and amortization:
North America	$5,267	$5,024	$10,439	$10,018
International[1]	10,623	6,585	20,080	13,311

	$15,890	$11,609	$30,519	$23,329

Capital expenditures:
North America	$1,292	$2,501	$2,356	$4,596
International[1]	4,054	2,367	7,752	3,835

	$5,346	$4,868	$10,108	$8,431

[1]

The results from our Russian business acquired in the second quarter of 2012, CTF Technologies, Inc. acquired during the third quarter of 2012, our Australian business acquired during the first quarter of 2013 and New Zealand business acquired during the second quarter of 2013 are reported in our International segment.